Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

ORIENTAL RISE HOLDINGS LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Units consisting of: (i) Ordinary Shares; and (ii) Warrants to purchase Ordinary Shares	457(o)	—	—	$10,000,000	0.00015310	$1,531.00
	Equity	Pre-Funded Units consisting of: (i) Pre-Funded Warrants to purchase Ordinary Shares; and (ii) Warrants to purchase Ordinary Shares(3)	457(i)	—	—	—	—	—
	Equity	Ordinary Shares issuable upon exercise of Warrants(4)	457(o)	—	—	40,000,000	0.00015310	6,124.00
Fees Previously Paid								$—
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$50,000,000		$7,655.00
	Total Fees Previously Paid							$—
	Total Fee Offsets							—
	Net Fee Due							$7,655.00

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the ordinary shares, par value $0.0008 per share (the “Ordinary Shares”), of Oriental Rise Holdings Limited (the “Registrant”) registered hereby also include an indeterminate number of additional Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions.

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	The proposed maximum offering price of the Units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Units offered and sold in the offering, and as such, the proposed aggregate maximum offering price of the Units together with Pre-Funded Units (as well as the Ordinary Shares included in the Ordinary Units and issuable upon exercise of the Warrants and Pre-Funded Warrants included in such Units and Pre-Funded Units, as applicable), if any, is $10,000,000.

(4)	There will be issued one Warrant to purchase one Ordinary Share for every one Ordinary Share offered. As estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum offering price of the Ordinary Shares issuable upon exercise of the Warrants included in the Units or Pre-Funded Units, as applicable, proposed to be sold in the offering is $10,000,000, which is equal to 100% of $10,000,000, as each Unit and each Pre-Funded Unit will include a Warrant to purchase one Ordinary Share at an exercise price equal to 100% of the purchase price per Unit; however the Warrants may be exercised, at the option of the holder, using on an alternative cashless exercise basis, whereby the holder thereof may not pay a cash purchase price upon such exercise, but instead would receive upon such exercise equal to two (2) times the number of Ordinary Shares that would be issuable upon exercise of the Warrants if such exercise were by means of a cash exercise rather than a cashless exercise. In addition: (i) on the 10th trading day following the closing of the offering, the exercise price for the Warrants will be reduced to 50% of the initial exercise price; and (iii) upon adjustment to the exercise price for the Warrants, the number of issuable warrant shares will be proportionately increased so that the nominal aggregate exercise price of the Warrants will remain the same. Accordingly, upon adjustment of the exercise price for the Warrants, the number of Ordinary Shares issuable upon exercise of the Warrants will double, resulting in the potential issuance of up to four (4) times the number of Ordinary Shares nominally issuable under the Warrants. The maximum aggregate offering price for the Ordinary Shares issuable upon exercise of the Warrants is thus the stated aggregate exercise price of $10,000,000 times 4.